Exhibit 10.22
AMENDMENT TO EMPLOYMENT AGREEMENT
THIS AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”) is entered into as of December 2007 between Gilbert Gomez (“Executive”) and Mobile Storage Group, Inc., a Delaware corporation (“Company”).
RECITALS
A. Executive and Company entered into that certain Employment Agreement dated February 12, 2006 (the “Agreement”).
B. Each of the parties hereto desires to amend the Agreement as set forth herein, and desires that, except as set forth in this Amendment, the Agreement shall remain in full force and effect.
NOW THEREFORE, in consideration of the premises and the respective representations, warranties, covenants, agreements and conditions hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
1. Definitions. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Agreement (without regard to this Amendment).
2. Amendment. Section 4.3 of the Agreement is hereby amended and restated as follows:
“4.3. Effect of Termination Without Cause. Upon the Constructive Termination of this Employment Agreement pursuant to Section 4.1(c) or in the event the Company terminates Executive’s employment with the Company without ‘cause’ under Section 4.1(d), the Company shall pay Executive (i) noncompetition payments equal to the Base Salary for a period of twelve months after the date of termination of this Employment Agreement in consideration for Executive’s compliance with covenants set forth in Section 5.1 and (ii) the Discretionary Bonus, if any, pro rated for any period of time that is not equal to one year.”
3. References. All references in the Agreement to “Agreement,” “herein,” “hereof,” or terms of like import referring to the Agreement or any portion thereof are hereby amended to refer to the Agreement as amended by this Amendment.
4. No Implied Amendments. Except as expressly provided herein, the Agreement is not being amended, supplemented, or otherwise modified, and the Agreement shall continue in force and effect in accordance with its terms.
5. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but all such counterparts together shall constitute but one and the same agreement.

6. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
7. Governing Law. This Amendment shall at all times be governed by and construed, interpreted and enforced in accordance with the internal laws (as opposed to conflict or choice of laws provisions) of the State of California.

[SIGNATURE PAGE TO AMENDMENT TO EMPLOYMENT AGREEMENT OF GILBERT GOMEZ]
IN WITNESS WHEREOF, Company has caused this Amendment to be signed by its duly authorized officers and Executive has signed this Agreement as of the day and year first above written.

EXECUTIVE

Gilbert Gomez

COMPANY

MOBILE STORAGE GROUP, INC.

By:

Douglas A. Waugaman
President & Chief Executive Officer

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